As filed with the Securities and Exchange Commission on June 26, 2002
                                                     Registration No. 333-26769
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               MEDICORE, INC.
          (Exact name of registrant as specified in its charter)

            Florida                                   59-0941551
  (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)
                                            DANIEL R. OUZTS, Vice President,
      2237 West 76th Street                   Principal Financial Officer,
     Hialeah, Florida 33016                     Controller and Treasurer
         (305) 558-4000                           2337 West 76th Street
                                                 Hialeah, Florida 33016
                                                     (305) 558-4000
 (Address, including zip code and         (Name, address, including zip code
 telephone number, including area           and telephone number, including
  code, of registrant's principal           area code, of agent for service)
       executive offices)

                                 Copies to:
                           LAWRENCE E. JAFFE, ESQ.
                             777 Terrace Avenue
                       Hasbrouck Heights, N.J. 07604
                               (201) 288-8282

         Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ] If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                  Proposed        Proposed
Title of Each Class                               Maximum         Maximum
  of Securities to               Amount to Be  Offering Price     Aggregate       Amount of
   be Registered                  Registered      Per Unit     Offering Price  Registration Fee
-----------------------------------------------------------------------------------------------
Common Stock, $.01 par value ...  807,000(1)       $2.75         $2,219,250        $  673
-----------------------------------------------------------------------------------------------
Total ...........................................................................  $  673*
============================================================================

(1) Removal of 807,000 shares of common stock issuable under 1995 Stock Options exercisable at $2.38 per share through April 17, 2000, which were included in the Company's registration statement on Form S-3 (Registration No. 333-26769) effective May 15, 1997 ("Form S-3 Registration") for an aggregate of 1,207,000 shares of common stock.

* Filing fees were paid with respect to all the shares of common stock at the time of filing the Company's Form S-3 registration.

                               MEDICORE, INC.

                      Removal of 807,000 Unsold Shares
                      --------------------------------

     This Post-Effective Amendment No. 1 to the Company's Form S-3 Registration (Registration No. 333-26769) effective May 15, 1997, removes 807,000 unsold shares of common stock reserved for issuance under 1995 Stock Options which were exercisable at $2.38 through April 17, 2000, none of which Options were exercised, no shares of common stock were issued, and therefore, no shares of common stock underlying the 1995 Stock Options were sold. The Form S-3 Registration also covered 400,000 shares issuable 200,000 shares each under 1994 Stock Option Agreements to two parties exercisable through September 30, 1997 at $1.25 per share. The 1994 Options were exercised in full, and sold by the two selling shareholders.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 17.  Undertakings
-------   ------------

     Pursuant to its undertaking for Rule 415 offerings included in the registrant's Form S-3 registration statement, the 807,000 shares of common stock issuable upon exercise of the now expired 1995 Stock Options, none of which were exercised, which remain unsold, are no longer reserved for issuance, are authorized and unissued shares, and are removed from the Form S-3 registration statement.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Act"), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment no. 1 to its Form S-3 registration statement and has caused this post-effective amendment no. 1 to be signed on its behalf pursuant to Rule 478 of the Act by the undersigned, thereunto duly authorized, in the Borough of Hasbrouck Heights, State of New Jersey on the 26th day of June, 2002.

                                       MEDICORE, INC.

                                          /s/ Thomas K. Langbein
                                       By:--------------------------------
                                          Thomas K. Langbein
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer and President


                                          /s/ Daniel R. Ouzts
                                       By:--------------------------------
                                          Daniel R. Ouzts
                                          Agent for Service and Vice-
                                          President(Finance), Principal
                                          Financial Officer, Controller and
                                          Treasurer